Exhibit 10.2

Effective October 2005, we have written employment agreements with Richard Steinke, Elliott Taylor, Gary Benninger, Anders Suarez, James Moore, and David Griffiths, as follows:

Schedule of Employment Agreement and Key Terms for Executive Officers

Name Executive Officer/Title	Term	Base Annual Salary	($) Value Cash Compensation	Additional ($) Value Stock Compensation		Adjusted Annual Salary FY 2006	Stock Award and/or Option Grants
Richard A. Steinke, Pres and CEO	7/05 thru 6/08	$500K	$300,000	*$	200,000	$500,000	* 30,303 shares valued at $6.60/sh and 300,000 options @ $6.60/sh; 5 year term; options vest 1/3 annually

Gary N. Benninger Chief Operating Officer	10/05 thru 10/06	$250K	$250,000	*$	53,600	$303,600	* 10,000 shares valued at $5.36/sh vesting 1/15/06; and 150,000 options @ $5.36/sh; 5 yr term; options vest 1/3 annually

Elliott N. Taylor, ExecVP/Gen’l Counsel	7/05 thru 6/08	$250K	$250,000		—	$250,000	150,000 options @ $6.60/sh; 5 yr term; options vest 1/3 annually

Anders A. Suarez, Chief Financial Officer	7/05 thru 6/08	$125K	$125,000		—	$125,000	75,000 options @ $6.60/sh; 5 yr term; vest 1/3 annually

James G. Moore, Jr., VP - Engineering & Manufacturing	7/05 thru 6/08	$125K	$125,000		—	$125,000	75,000 options @ $6.60/sh; 5 yr term; vest 1/3 annually

David K. Griffiths Secretary/Treasurer	7/05 thru 6/06	$72K	$72,000		—	$72,000	25,000 options @ $6.60/sh; 5 year term; 100% vesting at 6/30/06

In the event of either termination for cause or due to a change of control, the above employees are entitled to salary, earned bonus compensation and benefits for the lesser of the balance of the respective employment agreement or twelve (12) months.